Exhibit 99.07 - Financial Statement- Dermond


                        DERMOND EXPERT CONSULTANTS, INC

                              Financial Statements
                            for the 11 months ending
                               November 30, 2001
                                  (Unaudited)

INDEX                                                              PAGE

Notice to Reader......................................................1

Balance Sheet.........................................................2

Statement of Operations and Deficit...................................3

Statement of Cash Flows...............................................4

Notes to Financial Statements.........................................5


NOTICE TO READERS

I have compiled the balance sheet of Dermond Expert Consultant, Inc. as at November 30, 2001 and the statement of operations, deficit and cash flow for the period then ended from information provided by management.
I have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information. Readers are cautioned that these statements may not be appropriate for their purposes


May Boctor, CA

/s/ May Boctor

Montreal, Quebec
June 17, 2002


                   DERMOND EXPERT CONSULTANTS, INC.
                         BALANCE SHEET
                     AS AT NOVEMBER 30, 2001
                  (Unaudited, See Notice to Reader)

                                2001                  2000
                               ------                 -----
ASSETS

Current:
  Cash                        $   546                $    722
  Accounts receivable           8,900                    -
  Taxes receivable                701                  50,548
                             ---------              -----------
                             $ 10,147                $ 51,270

 Capital assets( Note 3)          965                   1,379
                             ---------               -----------
  Total                      $ 11,112                $ 52,649
                             =========               ===========

LIABILITIES

 Current:
   Accrued liabilities       $  3,500                $  1,750
   Due to Shareholders          8,900                  34,026
                             ---------              -----------
                             $ 12,400                $ 35,776

 Shareholders' Loan (Note 4) $ 30,405                $ 28,329
                             ---------              -----------
 Total                       $ 42,805                $ 64,105
                             =========               ==========

 SHAREHOLDERS' DEFICENCY

   Share Capital (Note 5)     125,200                 125,200
   Deficit                   (156,893)               (136,656)
                             ---------               -----------
                              (31,693)                (11,456)
                             ---------               -----------
                               11,112                  52,649
                             =========               ===========

   (See Notes to Financial Statements)




                          DERMOND EXPERT CONSULTANTS, INC.
                        STATEMENT OF OPERATIONS AND DEFICIT
                      FOR THE 11 MONTHS ENDED NOVEMBER 30,2001
                          Unaudited- See Notice to Reader)

                                  2001                    2000
                                 --------              ---------
Consulting Fees                $  32,640               $   5,700
                                 --------               ---------
DIRECT COSTS:
 Purchases                     $     186               $   1,038
 Professional fees                43,400                  11,535
 Research tax credits               -                    (50,000)
                                ---------              -----------
                               $  43,586               $ (37,427)
                                ---------              -----------

  GROSS MARGIN                 $ (10,949)              $  43,197


EXPENSES:
Bad Debits                    $     -                  $  16,540
interest and Bank charges            115                     134
Meals and entertainment            1,155                     428
Office Supplies and Expenses       2,318                   1,121
Professional Fees                  1,500                   2,805
Taxes and Licenses                   250                     379
Telecommunication                  1,388                   1,423
Travel                             2,151                   2,784
Amortization                         414                     591
                               ----------              -----------
                               $   9,291               $  26,205
                               ----------              -----------
 NET INCOME (loss)             $ (20,237)              $  16,992


 DEFICIT, Beginning of period  $(136,656)              $(153,648)

 DEFICIT, End of period        $(156,893)              $(136,656)
                               ==========              ==========


                        (See Notes to Financial Statements)




                          DERMOND EXPERT CONSULTANTS, INC.
                              STATEMENT OF CASH FLOWS
                      FOR THE 11 MONTHS ENDED NOVEMBER 30,2001
                           (Unaudited- See Notice to Reader)


                                2001                    2000

                              ----------               ----------
OPERATING ACTIVITIES

   Net Income (loss)        $  (20,237)                $ 16,992

   Item not affecting cash:
     Amortization                  414                      591
                             -----------              ------------
                            $  (19,823)               $  17,583

Net Changes in non-cash
working capital items       $   17,571                $ (31,552)
                            -----------               -----------

Cash flow from operations   $  (2,252)                $ (13,969)
                            -----------               -----------

FINANCING ACTIVITIES:
  Shareholders' Advances    $   2,076                 $  14,550
                            ----------                -----------

CASH INCREASE (DECREASE)    $   (176)                 $     581

CASH, BEGINNING OF PERIOD        722                        141
                            ----------                -------------

CASH, END OF PERIOD         $    546                  $     722





                        DERMOND EXPERT CONSULTANTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 2001


 1. STATUTES OF INCORPORATION AND NATUER OF OPERATIONS

     The Company, incorporated under the Canada Business Corporations Act, provides consulting services in the engineering field


 2. SIGNIFICANT ACCOUNTING POLICIES

    Amortization is calculated on a declining balance basis at the following annual rate:

    Computer hardware     30%

    Use of estimates

    Financial statements prepared in accordance with Canadian generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of
    the financial    statements and the reported amounts of revenue and expenses
    during the reporting    period.  Actual results could differ from those
    estimates.

 3. CAPITAL ASSETS
                                         Accumulated          Net        Net
                               COST      Amortization         2001       2000
                               -----    --------------       ------     ------
       Computer hardware       $2,318    $1,353              $965       $1,379
                               ======    =============       ======     =======


 4. SHAREHOLDERS' LOANS PAYABLE

    These loans are unsecured, non-interest bearing, have no specific terms of repayment and are not expected to be repaid prior to November 30, 2002

 5. SHARE CAPITAL

    Authorized:

    An unlimited number of shares without par value classified as follows:

    Class C Preferred, voting, non-dividend bearing, automatically redeemable upon the death of the shareholder at the amount of issued consideration.

    Class D Preferred, non-voting, maximum non-cumulative monthly dividend of 1%, redeemable at the best possible price without exceeding the "retraction value", retractable at its "retraction value".

    Class E Preferred, non-voting, maximum non-cumulative monthly dividend of 1%, redeemable at the best possible price without exceeding the "retraction value", retractable at its "retraction value".

    Class F Perferred, non-voting, maximum non-cumulative annual dividend of 8%, redeemable at the best possible price, retractable at the amount of issued consideration.

    Class G Perferred, non-voting, maximum non-cumulative annual dividend of 8%, redeemable at the best possible price, retractable at the amount of issued consideration.

    Class A Common, voting and participating

    Class B Common, voting, convertible into Class D Preferred shares at the ratio of one to one

    Issued:
                                  2001       2000
                                    $          $
                                -------     -------
    125,200 Class A Common      125,200     125,200


 6. COMPARITIVE FIGURES

    Comparative figures are for the year ended December 31, 2000